UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2015

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	An Annual Meeting of Shareholders of the Company was held on May 6, 2015.

(b)	There were 7,140,716 shares of common stock of the Company eligible to be voted at the Annual Meeting and 6,206,638 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.	Election of directors for a three-year term:

	For	Withheld	Broker Non-votes
John W. Bordelon	4,915,948	130,819	1,159,871
John A. Hendry	4,903,984	142,883	1,159,771

2.	To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-votes
4,972,452	44,336	30,079	1,159,771

3.	To ratify the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain
6,189,944	2,704	13,990

At the annual meeting, the shareholders of the Company elected each of the nominees as director, adopted the non-binding resolution to approve the compensation of the Company’s named executive officers and adopted the proposal to ratify the appointment of the Company’s independent registered public accounting firm.

(c)	Not applicable

(d)	Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: May 8, 2015	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
Chief Financial Officer

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